UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2008

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Electric Service Agreement with Idaho Power Co., Ltd.

On September 17, 2008, Hoku Materials entered into an Electric Service Agreement, or the ESA, with Idaho Power Company, or Idaho Power, for the supply of electric power and energy to Hoku Materials for use in its Idaho facility, subject to the approval of Idaho’s Public Utilities Commission. The term of the ESA is four years, beginning on June 1, 2009. During the term of the ESA, Idaho Power agrees to make up to 82,000 kilowatts of power available to Hoku Materials at certain fixed rates, which are subject to change only by action of the Idaho Public Utilities Commission. After the initial term of the ESA expires, either Hoku Materials or Idaho Power may terminate the ESA without prejudice. If neither party chooses to terminate the ESA, then Idaho Power will continue to provide electric service to Hoku Materials at the same fixed rates.

The foregoing description of the ESA is qualified in its entirety by reference to the ESA, which is attached hereto as Exhibit 10.78.

Item 1.01. Amendment of a Material Definitive Agreement.

Amended and Restated Agreement for Construction of Hoku Electric Substation and Associated Facilities with Idaho Power Co., Ltd.

On Dec. 28, 2007, Hoku Materials and Idaho Power entered into an Agreement for Construction of Hoku Electric Substation and Associated Facilities, or the Construction Agreement. Under the Construction Agreement, Idaho Power agreed to construct for Hoku Materials an electric substation and associated transmission facilities with a specified megawatt capacity. Idaho Power agreed to use commercially reasonable efforts to complete construction by February 15, 2009, and Hoku Materials agreed to pay Idaho Power $14.8 million for its work under the Construction Agreement. The Construction Agreement was filed as Exhibit 10.59 to Hoku Scientific, Inc.’s Quarterly Report on Form 10-Q for the fiscal quarter ending December 31, 2007.

On September 17, 2008, Hoku Materials and Idaho Power amended and restated the Construction Agreement by entering into an Amended and Restated Agreement for Construction of Hoku Electric Substation and Associated Facilities, or the Amended Construction Agreement. Under the Amended Construction Agreement, Idaho Power agrees to construct an electric substation and associated transmission facilities for Hoku Materials with an increased capacity beyond what the capacity provided for in the Construction Agreement. Idaho Power estimates that the cost of the construction will accordingly increase to $16.5 million, which Hoku Materials agrees to pay to Idaho Power, less the $7.4 million that Hoku Materials already paid to Idaho Power under the Construction Agreement. The Amended Construction Agreement also provides that upon completion of construction, there will be a true-up of actual construction costs, so that Hoku Materials will be refunded any monies it paid to Idaho Power over and above the actual costs of construction, and will pay Idaho Power any additional construction costs beyond the estimated amount. Idaho Power will use commercially reasonable efforts to provide Hoku Materials with transmission services for specified wattages by May 18, 2009, and July 19, 2009, and to complete construction of the expanded electric substation and associated transmission facilities by August 19, 2009.

The foregoing description of the Amended Construction Agreement is qualified in its entirety by reference to the Amended Construction Agreement, which is attached hereto as Exhibit 10.79.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.78	Electric Service Agreement, dated September 17, 2008, between Hoku Materials, Inc. and Idaho Power Company

10.79	Amended and Restated Agreement for Construction of Hoku Electric Substation and Associated Facilities, dated September 17, 2008, between Hoku Materials, Inc. and Idaho Power Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 22, 2008

Hoku Scientific, Inc.

By:	/s/ Dustin M. Shindo
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.78	Electric Service Agreement, dated September 17, 2008, between Hoku Materials, Inc. and Idaho Power Company

10.79	Amended and Restated Agreement for Construction of Hoku Electric Substation and Associated Facilities, dated September 17, 2008, between Hoku Materials, Inc. and Idaho Power Company